Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement No. 333-186575 on Form S-8 of our report dated June 18, 2026, with respect to the financial statements and the supplemental schedule of General Dynamics Corporation 401(k) Plan 3.0.

/s/ KPMG LLP

McLean, Virginia
June 18, 2026